            Exhibit 10.16

Capital Markets Derivative Operations
38 Fountain Square MD 10903C
Cincinnati, OH 45263
Phone: 855-615-3522
Date: December 28, 2016
To: Phillips Edison Grocery Center Operating Partnership II, L.P
Attention: JULIE SCHWIERLING
Phone: 513-338-2781
Email: JSCHWIERLING@PHILLIPSEDISON.COM
Attention: Todd Pleiman
Email: tpleiman@phillipsedison.com
USI: 1030451071FITB40649RA427304307500000000000
Re: Interest Rate Swaps 40649
The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between FIFTH THIRD BANK ("Party A") and Phillips Edison Grocery Center Operating Partnership II, l.P. ("Party B") on the Trade Date specified below ("Transaction"). This letter constitutes a "Confirmation" as referred to in the Agreement specified below.
1.Each Transaction entered into under this Confirmation will be subject to, and governed by the provisions of, the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., not including subsequent amendments or supplements (the "Definitions"). In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.
2.This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of June 17, 2016, as amended and supplemented from time to time (the "Agreement"), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. In the event of any inconsistency between the Agreement and this Confirmation ,this Confirmation will govern.
3.Each party represents and warrants to the other party as follows:
a)Such party is fully informed of and capable of evaluating, and has evaluated, the potential financial benefits and risks, the tax and accounting implications, the appropriateness in light ofits individual financial circumstances, business affairs, and risk management capabilities, and the conformity to its policies and objectives, of this Transaction.
b)Such party has entered into this Transaction in reliance only upon its own judgment. Neither party holds itself out as advising, or any of its employees or agents as having the authority to advise, the other party as to whether or not it should enter into this Transaction, and neither party shall have any liability whatsoever in respect of any advice of such nature given, or views expressed, by it or any such persons to the other party, whether or not such advice is given or such views are expressed at the request of the other party.
c)Such party has entered into this Transaction for purposes of hedging and not for the purpose of speculation.
4. Please acknowledge your agreement to the terms hereof by delivering back to Fifth Third an executed version of this Confirmation. If you do not return an unaltered,fully-executed version of this Confirmation to Fifth Third within 3 business days of the date of your receipt of this Confirmation, you shall be deemed to have accepted the terms hereof as set forth herein.
5.    The terms of the particular Transaction to which this Confirmation relates are as follows .
Transaction Type: Interest Rate Swap
Payment Currency: USD
Notional Currency: USD
Notional Amount: 63,500,000.00
Term:
Trade Date:                 December 28, 2016
Effective Date:                 January 03,2017
Termination Date:             June 03, 2020, subject to adjustment in accordance with the Preceding

Business Day Convention.
Fixed Amounts:
Fixed Rate Payer:             Phillips Edison Grocery Center Operating Partnership II, LP.
Fixed Rate Payment Date:             Monthly on the 1st day of each month commencing on February 01,
2017, through and including June 03, 2020, subject to adjustment in accordance with the Modified Following Business Day convention.
Fixed Rate:                 1.692000%
Fixed Rate Day Count Fraction:         Act/360
Fixed Rate Business Day Convention:     Modified Following
Fixed Rate Business Days:             London, New York
Floating Amounts:
Floating Rate Payer:             FIFTH THIRD BANK
Floating Rate Payment Date:        Monthly on the 1st day of each month commencing on February 01,2017, through and including June 03, 2020, subject to adjustment in accordance with the Modified Following Business Day convention.
Floating Rate Day Count Fraction:         Act/360
Floating Rate Business Day Convention:    Modified Following
Floating Rate Business Days:         London, New York
Floating Rate for Initial Calculation Period:     TBD
Floating Rate Option:            USD-LIBOR-BBA, however the reference to "London Banking Days" in the third line of the definition of "USD-LIBOR-BBA" as published in
Section 7.1. (ab).(xxii) of the 2006 ISDA Definitions is replaced by
["New York and London Business Days"].
    Floating Rate Option Designated Maturity:    1 Month
Floating Rate Spread:             None
Floating Rate Compounding:        Inapplicable
Floating Rate Method of Averaging:     None
Floating Rate Reset Dates:         First day of each Calculation Period.
Floating Rate Rounding Convention:     5 decimal places per the ISDA definition.
Calculation Agent:            As referenced in ISDA Schedule 4(e)
Payment Instructions:    Payment to Party A shall be made in immediately available funds to:
Int Settle Acct Name:    Fifth Third Bank CM
lnt ABA:        042000314
Int Acct #:        7024699832
Attention:        Capital Markets Derivatives Operations
Payment to Party B shall be made in immediately available funds to:
Ext Settle Acct Name:     Phillips Edison Grocery Center Operating Partnership II, L.P
Ext ABA:
Ext Acct #:        xxxxxx9999
Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer execute this Confirmation and returning it to the Capital Markets Derivatives Group at Fifth Third Bank (Fax no. 513-534-3461) or (email: IRD.Capita1Markets@53.com).
Yours Truly,
FIFTH THIRD BANK
By:     /s/ Michael Sams
Name:     Michael Sams
Title:    Vice President
PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP II, L.P
By:     /s/ John Caulfield
Name:    John Caulfield
Title:    Vice President